THORNBURG ETF TRUST 485BPOS

Exhibit 99.(h)(10)

Thornburg Investment Management Inc.

Additional Fund Letter

May [  ], 2026

State Street Bank and Trust Company

2323 Grand Boulevard, Sun Life Building 5th Floor
Kansas City, Missouri, 64108 USA
Attention: Brock Hill, Senior Vice President

Email: bmhill@statestreet.com

Telephone No: 816-871-9501

Re:	Thornburg ETF Trust – Additional Portfolio

Ladies and Gentlemen:

Please be advised that the undersigned Thornburg ETF Trust (the “Fund”) has established a new series in addition to the Portfolios set forth on Appendix A of the Fund Accounting and Support Services Agreement (defined below), to be known as Thornburg Premium Income Builder ETF (the “Additional Portfolio”).

In accordance with Section 1 of the Fund Accounting and Support Services Agreement dated as of April 12, 2018 and effective as of January 1, 2018 (as amended, modified, or supplemented from time to time, the “Fund Services Agreement”), by and between the Fund and State Street Bank and Trust Company (“State Street”), the Fund hereby informs State Street that it wishes to employ State Street to furnish certain fund accounting and other support services for the Additional Portfolio and requests that State Street perform such services pursuant to the terms of the Fund Services Agreement, effective as of the Effective Date below. In connection with such request, the Fund hereby (a) agrees that the Additional Portfolio shall become subject to the terms and conditions of the Fund Services Agreement to the same extent as the existing Portfolios, and (b) reconfirms its representations and warranties set forth in Section 4 of the Fund Services Agreement.

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Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

Agreed and Accepted:

THORNBURG ETF TRUST

By:

Name:

Title:

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title:

Effective Date:  June 23, 2026

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